ASSOCIATION OF VOLLEYBALL PROFESSIONALS, INC.
INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this "Agreement") is made as of September 1, 2003 between Association of Volleyball Professionals, Inc., a Delaware corporation (the "Company"), and Andrew Reif ("Optionee"). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meaning ascribed to them in the Company Stock Incentive Plan (the "Plan").

WHEREAS, the Compensation Committee of the Company (the "Committee") has determined that it is to the advantage and interest of the Company and its shareholders to grant the options provided for herein to the Optionee as an inducement to remain in the service of the Company and as an incentive for increased effort during such service.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Options. Pursuant to and subject to the terms and conditions of the Plan, which are incorporated herein by reference, the Company hereby grants to the Optionee the right and option (the "Option") to purchase the number of shares of Common Stock of the Company (collectively, the "Shares") as set forth in Exhibit "A" attached hereto and made a part hereof.

2. Purchase Price: The exercise price for each share of Common Stock (the "Exercise Price") shall be as set forth in Exhibit "A" attached hereto and made a part hereof.

3. Exercise.

(a) The Option will vest as provided in Exhibit "A".

(b) Notwithstanding subparagraph 3(a) above, the Option shall immediately shall vest and become exercisable with respect to one hundred percent (100%) of the Shares subject to the Option immediately prior to the earlier of (i) Optionee's termination of employment with the Company for any reason other than Cause (as such term is defined in that certain Employment Agreement between Company and Optionee, dated as of September 1, 2003, as may be amended from time to time), death or disability; (ii) any sale, merger, consolidation, tender offer or similar acquisition of shares, or other transaction or series of related transactions (each a "Transaction") as a result of which at least a majority of the voting power of the Company is not held, directly or indirectly, by the person(s) or entities who held the Company's securities with voting power before such Transaction; or (iii) a sale or other disposition of all or substantially all of the Company's assets, whether in one transaction or a series of related transactions.

(c) As a condition to the exercise, in whole or in part, of the Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. There will be no regular federal or California income tax liability upon the exercise of this Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

4. Method of Exercise.

(a) The Option may be exercised from time to time by executing and delivering written notice in the form attached hereto as Exhibit "B" to the Company stating the number of Shares with respect to which the Option is being exercised, together with payment in full, in a manner authorized pursuant to Section 4(b) below.

(b) Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i) Cash;

(ii) Check;

(iii) Authorization for the Company to retain from the total number of shares as to which the Option is exercised that number of shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised;

(iv) A combination of any of the foregoing methods of payment;

(v) With the consent of the Committee, a combination of any of the foregoing methods of payment at least equal in value to the stated capital represented by the Shares to be issued, plus a promissory note for the balance of the exercise price; or

(vi) With the consent of the Committee, such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

(c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or quotation system, or any federal, state or local law.

5. Termination of Option. The Option shall terminate and expire upon the earlier of:

(a) Ten (10) years after the Date of Option Grant specified above;

(b) The expiration of twelve (12) months from the date of the Optionee's termination of employment with the Company or Parent or Subsidiary other than by reason of death or Permanent Disability, unless the Optionee has been rehired and is an employee of the Company or any Parent or Subsidiary prior to such date;

(c) The expiration of twelve (12) months from the date of the Optionee's termination of employment with the Company or any Parent or Subsidiary by reason of death or Permanent Disability; or

(d) The expiration of five (5) years from the date hereof if, as of the date hereof, the Optionee owns, or is considered to own by reason of Section 424(d) of the Code, more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

A termination of employment by reason of the death, retirement or Permanent Disability of the Optionee shall not accelerate or otherwise affect the number of Shares with respect to which the Option may be exercised, and the Option may only be exercised with respect to the number of Shares for which it was exercisable at the date of such termination of employment. In the event of the Optionee's death, the Option may be exercised prior to its expiration or termination by his personal representative, or if there is no personal representative, by his heir or legatee.

6. Non-Transferability. The Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

7. No Shareholder Rights. The Optionee or other person entitled to exercise the Option shall have no rights or privileges as a shareholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustments as may be effected pursuant to the Plan) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee or such person becomes the holder of record.

8. Plan Controls. The Option shall be subject to and governed by the provisions of the Plan (a copy of which is attached hereto as Exhibit "C"), which the Committee alone shall have the authority to interpret and construe. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall govern. All determinations and interpretations thereof made by the Committee shall be conclusive and binding on all parties hereto and upon their successors and assigns. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan. The Option is intended to meet the requirements of an incentive stock option within the meaning of Section 422 of the Code.

9. <u>Conditions to Issuance of Shares</u>. The Company's obligation to issue Shares upon exercise of the Option is expressly conditioned upon the completion by the Company of any registration or other qualification of such Shares under any state and/or federal law or rulings or regulations of any government regulatory body or the making of such investment representations or other representations and agreements by the Optionee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of such Shares which the Committee shall, in its sole discretion, deem necessary or advisable.

10. <u>Disposition of Shares</u>. If the Optionee holds the Shares acquired upon exercise for at least one year after exercise and two years after grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of any such Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (a) the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (b) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the Shares were held.

If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to exercise of the Option on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of Shares by payment in cash or out of the current earnings paid to the Optionee.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

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IN WITNESS WHEREOF, the parties here have executed this Agreement as of the date first above written.

OPTIONEE:

____
Andrew Reif

Date:________________

Address: 428 Denslow Avenue
Los Angeles, California 90049

ASSOCIATION OF VOLLEYBALL PROFESSIONALS, INC.

By:______________________________
Name: Leonard Armato
Title: CEO

EXHIBIT "A" -- Grant of Options

DMC Options Converted to AVP Options Through Merger

Number of AVP Shares Subject to Grant: 75,000 shares

Exercise Price Per Share: $0.01 per share

Vesting Schedule: Fully Vested

Original Grant of AVP Options (10-1-01) and "True Up" of Options:

Number of AVP Shares Subject to Original Grant of Options: 575,250 shares

Number of AVP Shares Subject to Additional "True Up" Options: 221, 025 shares

Exercise Price Per Share: $0.15 per share

Vesting Schedule: Fully Vested

Additional Grant of AVP Options (9-1-03):

Number of AVP Shares Subject to Grant: 300,000

Exercise Price Per Share: $0.53

Date of Option Grant: 9-1-03

Vesting Start Date: 9-1-03

Vesting Schedule: Daily on a ratable basis over a three year and four month period so as to be fully vested on December 31, 2006.

Exhibit "B" -- Notice of Exercise

EXHIBIT C -- 2002 Stock Incentive Plan